EXHIBIT 99.1

NETSOL Technologies Reports Fiscal Second Quarter 2018 Financial Results

Cost Reductions Drive Non-GAAP Adjusted EBITDA of $2.1 million, or $0.19 per Diluted Share, and GAAP Net Income of $634,000, or $0.06 per Diluted Share

CALABASAS, Calif., February 13, 2018 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal second quarter ended December 31, 2017.

Operational Highlights

●	Reported quarterly cost savings of $2.1 million directly tied to recent cost rationalization initiatives, bringing total savings to $4.4 million and with an anticipated reduction of more than $6.0 million through fiscal 2018.

●	An auto finance company of a leading bank in Indonesia, and an existing customer, launched its leasing project, further strengthening NETSOL’s relationship with this Indonesian business partner and paving the way for further success in the market.

●	Captive finance company of a leading truck manufacturer in China successfully went live with NetSol’s web Point of Sale (POS) solution and is now also offering NETSOL’s mPOS solution to its clients.

●	Total consolidated pipeline of new business increased to approximately $175 million, driven by potential Ascent™ contracts across all three major NETSOL markets.

Fiscal Second Quarter 2018 Financial Results

Total net revenues for the second quarter of fiscal 2018 were $14.4 million, compared with $15.9 million in the prior year period. The decrease in total net revenues was primarily due to a decrease in license fees of $3.3 million, which was offset by an increase in services revenue of $1.9 million.

●	Total license fees were $453,000, compared with $3.8 million in the prior year period.

●	Total maintenance fees were $3.7 million, compared with $3.6 million in the prior year period.

●	Total services revenues were $10.3 million, compared with $8.4 million in the prior year period.

Gross profit for the second quarter of fiscal 2018 was $6.7 million (or 46.3% of net revenues), compared to $6.7 million (or 42.0% of net revenues) in the second quarter of fiscal 2017. The increase in gross profit as a percentage of net revenues was primarily due to a $1.4 million decrease in cost of revenues for the quarter. The decrease in cost of revenues was primarily due to a decrease in salaries and consultant costs of $618,000 related to the reduction of technical employees at key locations, including Pakistan, Thailand, China, UK and North America, as well as a decrease in travel costs of $548,000.

Operating expenses for the second quarter of fiscal 2018 decreased 9% to $6.4 million (or 44.1% of net revenues) from $7.0 million (or 44.2% of net revenues) for the second quarter of fiscal 2017. The decrease in operating expenses was primarily due to cost reductions in selling and marketing expenses, salaries and wages, depreciation, and professional services.

GAAP net income attributable to NETSOL for the second quarter of fiscal 2018 totaled $634,000 or $0.06 per diluted share, an improvement from a net loss of $2.2 million or $(0.20) per diluted share in the second quarter of fiscal 2017.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2018 totaled $2.1 million or $0.19 per diluted share, compared with $299,000 or $(0.03) per diluted share in the second quarter of fiscal 2017 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At December 31, 2017, cash and cash equivalents were $10.0 million, an increase from $8.6 million at the end of the prior quarter.

Stock Repurchase Program

On July 18, 2017, NETSOL’s board of directors approved a stock repurchase program that authorized potential repurchases of up to one million shares of its common stock. The program expired on December 15, 2017. At the conclusion of the program, the company had repurchased 139,275 shares of its common stock at an aggregate value of $601,000. The board of directors will evaluate future stock repurchase programs both in the U.S. and Pakistan, but can make no guarantee as to the timing of specifics related to such decisions.

Management Commentary

“The fiscal second quarter marked an improvement over Q1 in many ways, most notably in a return to profitability, but it was also affected by a continuation of the same prolonged sales cycles we have experienced over the past several quarters as well,” said company Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “Nevertheless, we are continuing to control and manage what we can to mitigate these matters in the near term, as evidenced by the sustained success of our cost-reduction initiative, which contributed to a $1.4 million decrease in our total cost of revenues and a more than $600,000 decrease in our operating expenses in Q2.

“Looking ahead, we remain encouraged by the size and breadth of our overall pipeline of new business, which has increased to approximately $175 million, driven by strong demand for our Ascent solution across all our market regions. Despite these continued elongated sales cycles, we remain wholly focused on managing costs and executing on our more immediate prospects, so that we are ideally positioned to capitalize on our growing pipeline of opportunities beginning in the second half of the fiscal year and beyond.”

Conference Call

NETSOL Technologies management will hold a conference call today (February 13, 2018) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 12:00 p.m. Eastern time on the same day through February 27, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13675381

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of approximately 1,350 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent and the benefit of certain cost savings undertaken in the past fiscal year, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release. Beginning with the fourth quarter of fiscal 2016, NETSOL has revised its calculation of Adjusted EBITDA to exclude the portion of Adjusted EBITDA that is attributable to its subsidiaries that have a minority interest.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios Group, Inc.

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of December 31, 2017	As of June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,004,650	$14,172,954
Accounts receivable, net of allowance of $347,413 and $571,511	19,106,677	6,583,199
Accounts receivable, net - related party	2,582,403	1,644,942
Revenues in excess of billings	16,094,026	19,126,389
Revenues in excess of billings - related party	107,562	80,705
Convertible note receivable - related party	750,000	200,000
Other current assets	2,819,183	2,463,886
Total current assets	51,464,501	44,272,075
Restricted cash	90,000	90,000
Revenues in excess of billings, net - long term	6,668,854	5,173,538
Property and equipment, net	18,443,494	20,370,703
Other assets	3,543,315	3,211,295
Intangible assets, net	14,810,605	17,043,151
Goodwill	9,516,568	9,516,568
Total assets	$104,537,337	$99,677,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,560,298	$6,880,194
Current portion of loans and obligations under capitalized leases	10,133,100	10,222,795
Unearned revenues	10,082,346	3,925,702
Common stock to be issued	88,324	88,324
Total current liabilities	27,864,068	21,117,015
Loans and obligations under capitalized leases; less current maturities	250,883	366,762
Total liabilities	28,114,951	21,483,777
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 11,395,401 shares issued and 11,221,347 outstanding as of December 31, 2017 and 11,225,385 shares issued and 11,190,606 outstanding as of June 30, 2017	113,954	112,254
Additional paid-in-capital	125,354,035	124,409,998
Treasury stock (At cost, 174,054 shares and 34,779 shares as of December 31, 2017 and June 30, 2017, respectively)	(1,055,330)	(454,310)
Accumulated deficit	(42,036,467)	(42,301,390)
Stock subscription receivable	(221,000)	(297,511)
Other comprehensive loss	(20,276,030)	(18,074,570)
Total NetSol stockholders’ equity	61,879,162	63,394,471
Non-controlling interest	14,543,224	14,799,082
Total stockholders’ equity	76,422,386	78,193,553
Total liabilities and stockholders’ equity	$104,537,337	$99,677,330

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
		2016		2016
	2017	Restated	2017	Restated
Net Revenues:
License fees	$235,932	$3,769,557	$561,998	$9,223,352
Maintenance fees	3,568,448	3,588,899	7,042,173	7,112,696
Services	9,087,191	6,619,158	16,104,928	12,175,293
License fees - related party	217,105	-	261,513	246,957
Maintenance fees - related party	101,251	51,345	204,214	181,976
Services - related party	1,236,508	1,829,827	3,090,385	3,994,981
Total net revenues	14,446,435	15,858,786	27,265,211	32,935,255

Cost of revenues:
Salaries and consultants	5,362,092	5,979,804	10,826,252	11,873,153
Travel	287,901	836,240	801,013	1,548,135
Depreciation and amortization	1,168,103	1,318,764	2,341,216	2,649,636
Other	939,986	1,065,727	1,796,568	2,038,065
Total cost of revenues	7,758,082	9,200,535	15,765,049	18,108,989

Gross profit	6,688,353	6,658,251	11,500,162	14,826,266

Operating expenses:
Selling and marketing	1,932,140	2,713,478	3,643,436	5,057,516
Depreciation and amortization	222,785	271,485	468,658	540,582
Provision for bad debts	-	1,026	-	1,026
General and administrative	4,026,706	3,932,387	7,814,264	8,551,583
Research and development cost	189,891	91,607	374,976	184,539
Total operating expenses	6,371,522	7,009,983	12,301,334	14,335,246

Income from operations	316,831	(351,732)	(801,172)	491,020

Other income and (expenses)
Loss on sale of assets	(8,939)	(32,339)	(16,069)	(34,742)
Interest expense	(109,675)	(62,127)	(227,746)	(116,602)
Interest income	115,570	23,416	252,481	53,856
Gain (loss) on foreign currency exchange transactions	1,737,967	(621,887)	2,754,329	(1,036,783)
Share of net loss from equity investment	(203,336)	-	(270,898)	-
Other income	14,511	6,823	15,610	28,383
Total other income (expenses)	1,546,098	(686,114)	2,507,707	(1,105,888)

Net income (loss) before income taxes	1,862,929	(1,037,846)	1,706,535	(614,868)
Income tax provision	(200,927)	(338,884)	(225,798)	(378,759)
Net income (loss)	1,662,002	(1,376,730)	1,480,737	(993,627)
Non-controlling interest	(1,027,581)	(791,664)	(1,215,814)	(1,560,878)
Net income (loss) attributable to NetSol	$634,421	$(2,168,394)	$264,923	$(2,554,505)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.06	$(0.20)	$0.02	$(0.24)
Diluted	$0.06	$(0.20)	$0.02	$(0.24)

Weighted average number of shares outstanding
Basic	11,159,075	10,877,446	11,115,346	10,783,685
Diluted	11,171,543	10,877,446	11,127,814	10,783,685

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
		2016
	2017	Restated
Cash flows from operating activities:
Net income (loss)	$1,480,737	$(993,627)
Adjustments to reconcile net income (loss) to net cash provide by (used in) operating activities:
Depreciation and amortization	2,809,874	3,190,218
Provision for bad debts	-	1,026
Share of net loss from investment under equity method	270,898	-
Loss on sale of assets	16,069	34,742
Stock based compensation	833,530	1,525,775
Fair market value of warrants and stock options granted	-	21,804
Changes in operating assets and liabilities:
Accounts receivable	(13,231,059)	3,678,110
Accounts receivable - related party	(1,637,829)	829,285
Revenues in excess of billing	602,676	(7,592,495)
Revenues in excess of billing - related party	(32,308)	285,791
Other current assets	(524,547)	585,147
Accounts payable and accrued expenses	887,824	334,241
Unearned revenue	6,469,146	(1,830,619)
Net cash provided by (used in) operating activities	(2,054,989)	69,398

Cash flows from investing activities:
Purchases of property and equipment	(543,123)	(1,074,316)
Sales of property and equipment	193,241	181,087
Convertible note receivable - related party	(500,000)	-
Investment in WRLD3D	(50,000)	(705,555)
Net cash used in investing activities	(899,882)	(1,598,784)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	215,311	429,452
Proceeds from exercise of subsidiary options	7,755	18,089
Purchase of treasury stock	(601,020)	(38,885)
Dividend paid by subsidiary to non-controlling interest	(417,853)	(968,657)
Proceeds from bank loans	708,457	-
Payments on capital lease obligations and loans - net	(361,814)	(69,998)
Net cash used in financing activities	(449,164)	(629,999)
Effect of exchange rate changes	(764,269)	107,241
Net decrease in cash and cash equivalents	(4,168,304)	(2,052,144)
Cash and cash equivalents, beginning of the period	14,172,954	11,557,527
Cash and cash equivalents, end of period	$10,004,650	$9,505,383

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31,	December 31, 2016	December 31,	December 31, 2016
	2017	Restated	2017	Restated

Net Income (loss) before preferred dividend, per GAAP	$634,421	$(2,168,394)	$264,923	$(2,554,505)
Non-controlling interest	1,027,581	791,664	1,215,814	1,560,878
Income taxes	200,927	338,884	225,798	378,759
Depreciation and amortization	1,390,888	1,590,249	2,809,874	3,190,218
Interest expense	109,675	62,127	227,746	116,602
Interest (income)	(115,570)	(23,416)	(252,481)	(53,856)
EBITDA	$3,247,922	$591,114	$4,491,674	$2,638,096
Add back:
Non-cash stock-based compensation	405,721	682,123-	833,530	1,547,579
Adjusted EBITDA, gross	$3,653,643	$1,273,237	$5,325,204	$4,185,675
Less non-controlling interest (a)	(1,562,303)	(1,550,729)	(2,264,167)	(3,183,972)
Adjusted EBITDA, net	$2,091,340	$(277,492)	$3,061,037	$1,001,703

Weighted Average number of shares outstanding
Basic	11,159,075	10,877,446	11,115,346	10,783,685
Diluted	11,171,543	10,877,446	11,127,814	10,939,177

Basic adjusted EBITDA	$0.19	$(0.03)	$0.28	$0.09
Diluted adjusted EBITDA	$0.19	$(0.03)	$0.28	$0.09

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$1,027,581	$791,664	$1,215,814	$1,560,878
Income Taxes	29,945	23,907	40,423	37,781
Depreciation and amortization	465,138	730,672	932,320	1,556,538
Interest expense	34,463	12,991	73,535	31,333
Interest (income)	(36,918)	(34,947)	(82,075)	(51,397)
EBITDA	$1,520,209	$1,524,287	$2,180,017	$3,135,133
Add back:
Non-cash stock-based compensation	42,094	26,442	84,150	48,839
Adjusted EBITDA of non-controlling interest	$1,562,303	$1,550,729	$2,264,167	$3,183,972